UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016 (January 20, 2016)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On January 20, 2016, Alexza Pharmaceuticals, Inc. (“Alexza”) received a notice (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) indicating that Alexza’ common stock (the “Common Stock”) does not meet the continued listing requirement as set forth in NASDAQ Rule 5550(a)(2) based on the closing bid price of the Common Stock for the preceding 30 business days. The minimum closing bid price required to maintain continued listing on The NASDAQ Capital Market is $1.00 per share.

Under NASDAQ Rule 5810(c)(3)(A), Alexza has a 180 calendar day grace period from the date of the Notice to regain compliance by meeting the continued listing standard. The continued listing standard will be met if the Common Stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period. If Alexza does not regain compliance within the 180 calendar day grace period, it will be afforded an additional 180 calendar day compliance period, provided that on the 180th day of the first grace period Alexza (i) meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The NASDAQ Capital Market (except for the bid price requirement) based on Alexza’s most recent public filings and market information and (ii) notifies NASDAQ of its intent to cure this deficiency. If Alexza does not indicate its intent to cure the deficiency or if it does not appear to NASDAQ that it would be possible for Alexza to cure the deficiency, Alexza would not be eligible for the second 180 day compliance period, and its securities would then be subject to delisting from The NASDAQ Capital Market. If Alexza is unable to regain compliance during the first 180 calendar day grace period or, if applicable, the second 180 day compliance period, and receives a delisting determination from NASDAQ it may, at that time, request a hearing to remain on The NASDAQ Capital Market, which request will ordinarily suspend such delisting determination until a decision by NASDAQ subsequent to the hearing.

As previously reported on a Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 22, 2015, on December 17, 2015, Alexza received notice from NASDAQ indicating that Alexza would be subject to delisting from The NASDAQ Capital Market for not meeting the continued listing requirement as set forth in NASDAQ Rule 5550(b)(2) based on the market value of Alexza’s listed securities for the 30 business days preceding June 19, 2015 (the “NASDAQ Determination”). The minimum market value of listed securities for continued listing on The NASDAQ Capital Market is $35 million. Alexza subsequently requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) to review the NASDAQ Determination and the NASDAQ Determination has been stayed, pending a final written decision by the Panel. Alexza cannot predict at this time what effect, if any, the Notice may have on the Panel’s ultimate decision regarding the NASDAQ Determination. Additionally, Alexza cannot predict, based on the NASDAQ Determination, if it will be eligible for a second 180 day compliance period regarding the minimum closing bid price of the Common Stock, if necessary.

There can be no assurance that Alexza will be successful in maintaining the listing of its Common Stock on The NASDAQ Capital Market. This could impair the liquidity and market price of the Common Stock. In addition, the delisting of the Common Stock from a national exchange could have a material adverse effect on Alexza’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect Alexza’s ability to raise capital on terms acceptable to Alexza, or at all.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with NASDAQ Rule 5550(a)(2) during any compliance period or in the future, or otherwise meet NASDAQ compliance standards thereafter. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: January 22, 2016	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer